Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Anthony Galici

Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Vice President - Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

INDUS ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

Current CFO Anthony J. Galici announces plans to retire at year-end

Jon W. Clark appointed Executive Vice President and incoming Chief Financial Officer and will join INDUS in September

NEW YORK, NEW YORK (July 19, 2021) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, announced today that Anthony J. Galici, Executive Vice President and Chief Financial Officer, plans to retire after a distinguished 24-year career as the Company’s Chief Financial Officer. Mr. Galici will continue to serve as Executive Vice President and CFO of the Company to assist INDUS’s management team with the transition until his retirement on December 31, 2021.

“On behalf of the Board of Directors and the entire INDUS team, I want to thank Anthony for his exceptional leadership and dedication to our Company over the past 24 years,” said Michael Gamzon, President and Chief Executive Officer of INDUS. “Anthony has been instrumental to our success with a steady focus on supporting our growth, developing and managing our finance, treasury and human resources functions, and leading our teams by example with a consistent and rigorous work ethic. We wish him a long, happy and well-deserved retirement.”

“Looking back on my career with INDUS, I could not be more proud of our accomplishments,” said Mr. Galici. “It has truly been a pleasure to participate in the evolution of the Company, and I appreciate the relationships that I’ve developed, especially with my talented team, INDUS’s senior leadership and Board of Directors, and the investment community. I wish INDUS many years of continued success.”

As part of its succession plan for the CFO role, the Board of Directors announced that effective on September 1, 2021, Jon W. Clark will join INDUS as Executive Vice President to work with Mr. Galici prior to his retirement.  Mr. Clark will assume the additional role of Chief Financial Officer effective on January 1, 2022. Mr. Clark joins INDUS from Rockhill Management, LLC (“Rockhill”), where he has served as Chief Accounting Officer since 2019. Prior to joining Rockhill, Mr. Clark was with Gramercy Property Trust (“Gramercy”) for 12 years, most recently as the Chief Financial Officer and Treasurer, prior to its acquisition by affiliates of Blackstone Real Estate Partners VIII L.P. in 2018. Prior to joining Gramercy, Mr. Clark worked at BlackRock Financial Management where he oversaw the accounting and finance department for real estate debt products. Mr. Clark holds a B.B.A. degree in Accountancy from Western Michigan University, a Masters in Accounting from the University of Massachusetts-Amherst and is a Certified Public Accountant.

“I am pleased to welcome Jon Clark to the INDUS team,” said Mr. Gamzon. “Jon brings a wealth of financial and operational REIT experience to our executive leadership team, having served as Gramercy’s CFO during its transition into one of the largest publicly-traded, industrial-focused REITs at the time of its sale. I look forward to working with Jon as we continue to execute on INDUS’s growth strategy and seek to create long-term stockholder value.”

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 42 buildings totaling approximately 5.1 million square feet (including 32 industrial/logistics buildings aggregating approximately 4.7 million square feet) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding INDUS’s future growth and strategy. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements disclosed herein are based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the SEC on February 18, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.